SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  --------------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

       Date of Report (Date of earliest event reported) February 10, 2003
                                -----------------


                                 RENT-WAY, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



          Pennsylvania                  0-22026              25-1407782
----------------------------  ------------------------   ---------------------
(State or other jurisdiction  (Commission File Number)     (IRS Employer
        of incorporation)                                 Identification No.)



                   One RentWay Place, Erie, Pennsylvania 16505
                (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (814) 455-5378



          ______________________Not Applicable________________________

          (Former name or former address, if changed since last report)

                                 RENT-WAY, INC.


EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K of the registrant filed on February 24, 2003. Due to an error in the filing process, the cover sheet and signature page were omitted from the Form 8-K filed on February 24, 2003. This Form 8-K/A amends the February 24th filing to supply the cover sheet and signature page that were inadvertently omitted and does not otherwise differ from the February 24th filing.

Item 5.    Other Events

                      Rent-Way Completes Sale of 295 Stores

Erie, Pennsylvania, February 10, 2003 -- Rent-Way Inc. (NYSE:RWY) announced today that it has closed the sale of 295 stores to Rent-A-Center, Inc. The final purchase price for the stores was $100.4 million, of which $10 million is being held back by Rent-A-Center to secure Rent-Way's indemnification obligations, $5 million for 90 days and $5 million for 18 months. As required under the Company's credit agreement, all proceeds of the sale, net of transaction, store closing and similar expenses, will be used to pay existing bank debt.

Additional details regarding the sale transaction will be available during the Company's first quarter earnings release conference call scheduled for Tuesday, February 11 at 4:30 p.m. ET. The call may be accessed by calling toll-free, 888-223-4764, or through a link at the Company's website, www.rentway.com or at http://www.firstcallevents.com/service/ajwz373985871gf12.html.

Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances through {766} rental-purchase stores in 33 states.

                                   # # #

                                 RENT-WAY, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                 Rent-Way, Inc.
                                  (Registrant)


                                By:      /S/ WILLIAM A. MCDONNELL
April 2, 2003                           ----------------------------------
Date                                           (Signature)
                                           William A. McDonnell
                                 Vice President and Chief Financial Officer


                                By:     /S/ JOHN A. LOMBARDI
April 2, 2003                          ------------------------------------
Date                                           (Signature)
                                            John A. Lombardi
                                 Chief Accounting Officer and Controller